UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006

NEWPAGE CORPORATION

Courthouse Plaza Northeast

Dayton, Ohio 45463

877.855.7243

State of Incorporation:	Delaware

Commission File No.:	333-125952

IRS Employer Identification No.:	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On February 21, 2006, NewPage Corporation, entered into an Asset Purchase Agreement with P.H. Glatfelter Co. to sell the carbonless paper business, including a paper mill in Chillicothe, Ohio and a converting facility in Fremont, Ohio, for a cash sales price of $80 million. The Registrant plans to invest the proceeds in its business or use the proceeds to repay indebtedness, or both, in accordance with the terms of the Registrant’s debt instruments.

The transaction, which is expected to close on or about March 31, 2006, is subject to customary conditions, including the receipt of regulatory approvals. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

10.1	Asset Purchase Agreement among NewPage Corporation, Chillicothe Paper Inc. and P.H. Glatfelter Company dated February 21, 2006
99.1	Press Release dated February 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE CORPORATION

Date:	February 22, 2006	By:	/s/ Matthew L. Jesch
Matthew L. Jesch
Vice President and
Chief Financial Officer